SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  November 20, 2001



                     McMoRan Exploration Co.


   Delaware                 001-07791                  72-1424200
(State or other            (Commission               (IRS Employer
jurisdiction of            File Number)              Identification
incorporation or                                         Number)
 organization)

                       1615 Poydras Street
                  New Orleans, Louisiana  70112

 Registrant's telephone number, including area code:  (504)582-4000

Item 5. Other Events and Regulation FD Disclosures

McMoRan Exploration Co. announces the following results at the Eugene Island Block 97 (Thunderbolt) No. 3 well:

The Eugene Island Block 97 No. 3 exploratory well (Thunderbolt prospect) has encountered an additional sand interval with 94 gross feet (75 feet net) of highly resistive sands indicating potential hydrocarbons by electric wireline log between 15,098 and 15,192 feet true vertical depth. The well was drilled to a true vertical depth of 16,416 feet (measured depth of 18,302 feet). Production casing will be run over the new pay zone. This additional 75 feet of net pay in the Thunderbolt No. 3 well brings the total net pay in the well to over 300 feet.

   McMoRan also announced that it has confirmed by electric wireline log approximately 230 net feet of the previously reported net pay zones within a 725-foot section between 14,025 and 14,750 feet true vertical depth. Production casing has already been run over these previously announced pay zones. Because of the shallow water depth and the close proximity to existing production facilities, the Thunderbolt No. 3 can be brought on production quickly.

   McMoRan holds a 38.0 percent working interest and a 27.4 percent net revenue interest in the Eugene Island 97 No.3 well. Ocean Energy, Inc.
(NYSE: OEI), the operator, holds a 35.0 percent working interest; Samedan Oil Corporation, a wholly owned subsidiary of Noble Affiliates, Inc. (NYSE: NBL) holds a 25.0 percent working interest; and an individual investor holds the remaining 2.0 percent working interest in the prospect. The Eugene Island 97 discovery is located in 27 feet of water, approximately 25 miles offshore Louisiana in the Gulf of Mexico. McMoRan controls 20,000 acres in the area.

  As previously reported, McMoRan has also identified a related prospect at a greater depth in the immediate area of Eugene Island Block 97 (Hornung-deep prospect). The Hornung deep prospect is expected to be drilled to approximately 21,000 feet during the first half of 2002.


 Cautionary Statements: The above information contains forward-looking statements in which McMoRan discusses factors that it believes may affect its performance in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding a discovery at Eugene Island 97; future oil and gas drilling and production activities; future oil and gas income. Important factors that might cause future results to differ from these projections include drilling risks, the market value of oil and gas, uncertainties in interpreting engineering data, industry risk and other factors described in McMoRan's most recent Form 10-K and subsequent Forms 10-Q filed with the SEC.


                            SIGNATURE
                       ------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              McMoRan Exploration Co.


                              By:  /s/ C. Donald Whitmire Jr.
                                   ------------------------------
                                       C. Donald Whitmire, Jr.
                                  Vice President & Controller -
                                        Financial Reporting
                                     (authorized signatory and
                                    Principal Accounting Officer)


Date:  November 26, 2001